Telkom SA Limited
152 Proes Street
Pretoria
0002
Republic of South Africa
W du Plessis  535 8321
C Versfeld  535 8212
wduplessis@werksmans.co.za
cversfeld@werksmans.co.za
YOUR REFERENCE :
OUR REFERENCE : Mr W du Plessis/Ms C Versfeld/Ir/WDP/COR/006510lr2.doc
27 February 2003
Dear Sirs
TELKOM SA LIMITED
1
Introduction
1.1
We have acted as South African legal advisor to Telkom SA Limited ("Telkom") in connection with the application of Telkom to obtain a listing of American Depository
Shares ("ADSs") on the New York Stock Exchange ("NYSE") and the application of
Telkom to obtain a listing of its ordinary shares with a par value of R10 each ("ordinary shares") on the JSE Securities Exchange, South Africa ("JSE") and in connection with the public offering by the Government of the Republic of South Africa of 139 257 954
ordinary shares ("the sales shares") in the form of ordinary shares of ADSs pursuant to the registration statement ("the registration statement") on form F-1 (registration number 333-102834) filed by Telkom with the US Securities and Exchange
Commission pursuant to the US Securities Act of 1933, as amended, ("the transaction").
1.2
This letter is issued in connection with the transaction.
1
Scope of opinion
2.1
For purposes of rendering this letter, we have examined -
2.1.1
a copy of the registration statement;
Telkom SA Limited
2
27 February 2003
2.1.2
a copy of the certificate of incorporation and certificate to commence business of Telkom;
2.1.3
copies of the memorandum and articles of association of Telkom;
2.1.4
a copy of the register of members of Telkom;
2.1.5
extracts of the minutes of meetings of the board of directors of Telkom held on
18 June 1993, 14 March 1997 and 14 May 1997, a form CM26 signed by the secretary of Telkom, dated 7 June 1993, a copy of the minutes of a meeting of the members of Telkom held on 29 April 1997 and a copy of the written resolutions of the sole shareholder of Telkom, dated 14 May 1997;
2.1.6
a written certificate issued by the company secretary of Telkom, a copy of which is attached hereto as annexure A; and
2.1.7
copies of such other documents as we have considered necessary for the purposes of this letter,
(collectively "the certificates").
2.2
Except for the certificates, we have not, for the purposes of this letter -
2.2.1
examined any document or record, whether of Telkom or any other entity or body and whether relating to the transaction or otherwise; or
2.2.2
made any other enquiries or searches concerning Telkom and/or the transaction.
except as expressly mentioned herein.
2.3
This letter is given only with respect to South African law in force as at the date of this letter, as applied by the South African courts, and in the context of practices and standards developed under South African law which have been applied and observed in light of our experience as South African attorneys. No opinion is expressed or implied as to the laws of any jurisdiction (including the laws of the United States of America)
other than the Republic of South Africa and we express ourselves not to be experts on, or even generally familiar with, any laws other than the laws of the Republic of South
Africa.
2.4
We express no opinion as to matters of fact. We have not investigated whether Telkom is or will, by reason of the proposed listing of the ADSs on the NYSE and/or the ordinary shares on the JSE (and matters connected therewith), be in breach of any of its obligations under any agreement, document, deed or instrument.
3
Assumptions
In considering the certificates and in rendering this letter, we have (with your consent)
assumed -
Telkom SA Limited
3
27 February 2003
3.1
the genuineness of all signatures, stamps and seals on, and the authenticity and completeness of all the certificates submitted to us, whether as originals or as copies
(whether certified, photostatic, faxed, electronic or otherwise);
3.2
the conformity to originals of all the certificates supplied to us as copies (whether certified, photostatic, faxed, electronic or otherwise) and the completeness of the originals of such certificates;
3.3
the correctness and completeness of all statements contained in the certificates and of all documents attached thereto and/or referred to therein;
3.4
that there have been no revocation, amendment of variation whatsoever to the certificates of any of the documents attached thereto and/or referred therein since the date of the relevant certificate;
3.5
that, insofar as the laws of any jurisdiction other than the Republic of South Africa may be relevant to the transaction and/or any of the certificates, such laws do not prohibit, and are not inconsistent with, any of the certificates or any rights or obligations under or in terms of the certificates;
3.6
that the certificate referred to in 2.1.6 is true and correct in all respects;
3.7
that the company secretary of Telkom has accurately and validly reflected all resolutions in respect of the issue of ordinary shares in Telkom's register of members;
3.8
that any action taken by any company or person other than Telkom in connection with the matters referred to in this letter was and remains lawful; and
3.9
the accuracy of all the certificates and any other documents submitted to us for purposes of rendering this letter;
3.10
that -
3.10.1
neither the members nor the directors of Telkom have taken any action for the winding-up, liquidation, administration or judicial management of Telkom;
3.10.2
no proceedings have been instituted for the winding-up or liquidation or for the appointment of a receiver, administrator, judicial manager of liquidator in respect of or in relation to Telkom or any part of the undertaking, property and/or assets of Telkom; and
3.10.3
no order has been made or issued by a court or any other similar competent authority in relation to the winding-up, liquidation, administration or judicial management of Telkom.
4
Opinion
Subject to the aforegoing and on the terms set out below, we are of the opinion that -
4.1
Telkom is a public company duly incorporated, registered and validly existing under the laws of the Republic of South Africa;
Telkom SA Limited
4
27 February 2003
4.2
the sale shares have been duly authorised and validly issued and credited as fully paid;
and
4.3
a holder of the sale shares will not be subject to personal liability for the obligations of the company only by reason of being such a holder.
5
Benefit of opinion
This letter is delivered to you solely in connection with the registration statement and is not to be used for any other purpose without our prior written consent. We consent to the filing of this letter as an exhibit to the registration statement and to the references to this firm under the captions "Legal Matters" in the prospectus contained in part 1 of the registration statement.
Yours faithfully
/s/ W E R K S M A N S   I N C .
ANNEXURE A
TELKOM SA LIMITED  CERTIFICATE BY COMPANY SECRETARY
Werksmans Inc
155 5
th
 Street
Sandown
Sandton
2196
South Africa
Telefacsimile Number: (011) 535 8600
27 February 2003
I, the undersigned, Vincent Mashale, being the duly appointed company secretary of Telkom SA
Limited ("Telkom") refer to your opinion letter dated the date of this certificate and to which this certificate is attached as annexure A and hereby certify the following -
1
on 30 September 1991, in accordance with the memorandum of association of
Telkom and section 3(4)(a) of the Post Office Act, 44 of 1958, as amended ("Post
Office Act"), Telkom allotted and issued one ordinary share with the par value of
R1 to the Government of the Republic of South Africa, the full consideration in respect of which was paid to and received by Telkom and such share was credited as fully paid;
2
the special resolutions of the members of Telkom relating to the increase in the authorised share capital of Telkom from R1 000 000 divided into ordinary shares with a par value of R1 each to R5 000 000 000 divided into ordinary shares with a par value of R1 each which are reflected in the form CM26, dated 7 June 1993, were duly and properly passed in accordance with the Companies Act, 61 of
1973, as amended ("Companies Act") and in accordance with Telkom's memorandum and articles of association and such form CM26 accurately reflects and truly records such resolutions;
3
the extracts of the minutes of a meeting of the board of directors of Telkom held on 18 June 1993 accurately reflect and truly record the resolutions adopted by the board of directors of Telkom pursuant to which 3 899 222 727 ordinary shares with the par value of R1 each were allotted and issued to the Government of the Republic of South Africa and such resolutions were adopted at a duly convened and quorate of the board of directors of Telkom held on 18 June 1993;
4
on 18 June 1993, in accordance with section 5(1) of the Post Office Act, a determination of the Minister of Posts, Telecommunications and Broadcasting
with the concurrence of the Minister of Finance and the resolutions of the board of directors of Telkom referred to in 3 above, 3 899 222 727 ordinary shares with the par value of R1 each were allotted and issued by Telkom to the Government of the Republic of South Africa, the full consideration in respect of which was paid to and received by Telkom and such shares were credited as fully paid;
5
the minutes of the meeting of the members of Telkom held on 29 April 1997 accurately reflect and truly record the resolutions adopted by the members of
Telkom, relating to the -
5.1
allotment and issue of two ordinary shares with the par value of R1 each to the Government of the Republic of South Africa; and
5.2
the consolidation of 5 000 000 000 authorised and 3 899 222 730 ordinary shares with a par value of R1 each into 500 000 000 authorised and 389 922 273 issued ordinary shares with a par value of R10 each;
5.3
the increase in the authorised share capital from R5 000 000 000 divided into 500 000 000 ordinary shares with a par value of R10 each to
R10 000 000 000 divided into 1 000 000 000 ordinary shares with a par value of R10 each,
and such resolutions were adopted at a duly convened and quorate meeting of the members of Telkom held on 29 April 1997;
6
the extracts of the minutes of meetings of the board of directors of Telkom held on 14 March 1997 (headed "3.2 Resolution to complete SEP transaction (item
7.2 of agenda") and on 14 May 1997 (headed "3. Ratification of "Round Robin"
Resolutions") respectively, accurately reflect and truly record the resolutions

2
referred to therein which were adopted at duly convened and quorate meetings of the board of directors of Telkom held on 14 March 1997 and 14 May 1997, respectively;
7
the full consideration in respect of the two ordinary shares with a par value of R1 each which were allotted and issued by Telkom to the Government of the
Republic of South Africa on 29 April 1997 was paid to and received by Telkom and such shares were credited as fully paid;
8
the full consideration in respect of the 167 109 546 ordinary shares with a par value of R10 each which were allotted and issued by Telkom to the Government of the Republic of South Africa on 14 May 1997 was paid to and received by
Telkom and such shares were credited as fully paid;
9
the resolutions referred to above have not, as at the date of this certificate, been revoked, amended or superseded and remain in full force and effect.
SIGNED at PRETORIA on 27 FEBRUARY 2003
/s/ V. Mashale
V MASHALE
COMPANY SECRETARY